Exhibit 25.1

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE

ELIGIBILITY OF A TRUSTEE PURSUANT TO

SECTION 305(b)(2)        |    |

THE BANK OF NEW YORK MELLON

TRUST COMPANY, N.A.

(Exact name of trustee as specified in its charter)

95-3571558
(Jurisdiction of incorporation if not a U.S. national bank)	(I.R.S. employer identification no.)

700 South Flower Street Suite 500 Los Angeles, California	90017
(Address of principal executive offices)	(Zip code)

Rotech Healthcare Inc.

(Exact name of obligor as specified in its charter)

Delaware	030408870
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

TABLE OF ADDITIONAL REGISTRANTS

Exact name of Registrant as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number
A-1 Medical Equipment, Inc.	Florida	59-3334401
Abba Medical Equipment, Inc.	Florida	59-3344117
Acadia Home Care	Maine	01-0486177
Allied Medical Supply, Inc.	Arizona	86-0423257
Always Medical Equipment, Inc.	Florida	59-3387512
Andy Boyd’s InHome Medical, Inc., West	West Virginia	55-0749187
Andy Boyd’s InHome Medical/InHome Medical Inc.	West Virginia	55-0744360
Anniston Health & Sickroom Supplies, Inc.	Alabama	63-0719873
Berkeley Medical Equipment, Inc.	Florida	59-3402227
Beta Medical Equipment, Inc.	Florida	59-3334408
Cambria Medical Supply, Inc.	Florida	59-3260476
Camden Medical Supply, Inc.	Florida	59-3203186
Care Medical Supplies, Inc.	Illinois	37-1175959
Centennial Medical Equipment, Inc.	Florida	59-3406826
Charlotte Medical Supply, Inc.	Florida	59-3208925
Collins Rentals, Inc.	Missouri	43-1222037
Community Home Oxygen, Inc.	Montana	81-0490456
Contour Medical Supply, Inc.	Florida	59-3406822
Corley Home Health Care, Inc.	Georgia	58-1729882
CPO 2, Inc.	Pennsylvania	23-2271084

Cynthiana Home Medical Equipment, Inc.	Florida	59-3250409
Daniel Medical Systems, Inc.	Oklahoma	73-0737988
Distinct Home Health Care, Inc.	Florida	59-3143941
Don Paul Respiratory Services, Inc.	Colorado	84-1177602
DuMEd, Inc.	Iowa	42-1336634
East Tennessee Infusion & Respiratory, Inc.	Florida	59-3007561
Encore Home Health Care, Inc.	Florida	59-3221477
Excel Medical of Fort Dodge, Inc.	Iowa	42-1324351
Excel Medical of Marshalltown, Inc.	Iowa	42-1336085
First Community Care of Niagara, Inc.	New York	16-1361366
Firstcare, Inc.	Kansas	48-1104362
Fischer Medical Equipment, Inc.	Idaho	82-0361262
Four Rivers Home Health Care, Inc.	Missouri	43-1336602
G&G Medical, Inc.	Colorado	84-1033419
Gate City Medical Equipment, Inc.	Florida	59-3339037
Georgia Medical Resources, Inc.	Georgia	58-1484343
Gladwin Area Home Care, Inc.	Michigan	38-2870154
Hamilton Medical Equipment Service, Inc.	Iowa	42-1129500
Health Care Services of Mississippi, Incorporated	Florida	59-2893038
Holland Medical Services, Inc.	Florida	59-3180731
Home Care Oxygen Service, Inc.	Minnesota	41-1335036
Home Medical Systems, Inc.	South Carolina	59-3154523
IHS Acquisition XXVII, Inc.	Delaware	52-1748938
Integrated Health Services at Jefferson Hospital, Inc.	Delaware	52-1843408

Intensive Home Care Services, Inc.	Texas	75-2323364
IOTA Medical Equipment, Inc.	Florida	59-3366769
LAMBDA Medical Equipment, Inc.	Florida	59-3374213
LAMS, Inc.	Texas	75-2253169
Lawrence Medical Equipment, Inc.	Kansas	48-1066529
Lovejoy Medical, Inc.	Kentucky	59-3267284
Major Medical Supply, Inc.	Texas	75-1583420
Medco Professional Services, Corp.	Colorado	84-1188104
MedCorp International, Inc.	Arizona	86-0601512
Medic-Aire Medical Equipment, Inc.	Florida	59-3334409
Medical Electro-Therapeutics, Inc.	Florida	59-2973806
Medicare Rental Supply, Inc.	West Virginia	55-0574420
Michigan Medical Supply, Inc.	Michigan	38-2401565
National Medical Equipment Centers, Inc.	Florida	59-2874381
Neumann’s Home Medical Equipment, Inc.	Illinois	36-2534719
Nightingale Home Health Care, Inc.	Florida	59-2973784
North Central Washington Respiratory Care Services, Inc.	Washington	91-1364195
Northeast Medical Equipment, Inc.	Florida	59-3345262
Northwest Home Medical, Inc.	Idaho	82-0388664
OMICRON Medical Equipment, Inc.	Florida	59-3374215
Oxygen of Oklahoma, Inc.	Oklahoma	73-1144965
Oxygen Plus Medical Equipment, Inc.	Florida	59-3344115
Oxygen Plus, Inc.	Colorado	84-1143534
Oxygen Therapy Associates, Inc.	Texas	75-2461923
Peterson’s Home Care, Inc.	California	33-0439765

PHI Medical Equipment, Inc.	Florida	59-3366766
Pioneer Medical Services, Inc.	West Virginia	55-0689719
Preferential Home Health Care, Inc.	Florida	59-3155850
Principal Medical Equipment, Inc.	Florida	59-3387513
Professional Breathing Associates, Inc.	Michigan	38-2201020
Professional Respiratory Home Healthcare, Inc.	Florida	59-3344111
PSI Health Care, Inc.	South Dakota	46-0360287
Pulmo-Dose, Inc.	Florida	59-3098866
Pulmonary Home Care, Inc.	New Jersey	22-2476666
Quality Home Health Care, Inc.	Florida	59-2954571
R.C.P.S., Inc.	California	33-0429101
RCG Information Services Corporation	Florida	59-3223052
RCI Medical Corp.	New Jersey	22-3214474
Regency Medical Equipment, Inc.	Florida	59-3387515
Resp-A-Care, Inc.	Kentucky	61-0906717
Respiracare Medical Equipment, Inc.	Florida	59-3358640
Respiratory Medical Equipment of Ga., Inc.	Florida	59-3345258
Respitech Home Health Care, Inc.	Wyoming	83-0310603
Responsive Home Health Care, Inc.	Florida	59-3182438
Rhema, Inc.	Texas	75-2622932
Ritt Medical Group, Inc.	Arizona	86-0340564
RN Home Care Medical Equipment Company, Inc.	Florida	59-2932598
Roswell Home Medical, Inc.	Florida	59-3358647
Rotech Employee Benefits Corporation	Florida	59-3098434

Rotech Home Medical Care, Inc.	Florida	59-2919059
Rotech Oxygen and Medical Equipment, Inc.	Florida	59-1450889
Roth Medical, Inc.	Colorado	84-1117477
Rothert’s Hospital Equipment, Inc.	Kentucky	59-3270420
Sampson Convalescent Medical Supply, Inc.	North Carolina	56-1660509
Select Home Health Care, Inc.	Florida	59-3223150
SIGMA Medical Equipment, Inc.	Florida	59-3367143
Southeastern Home Health, Inc.	Florida	59-3358645
Sun Medical Supply, Inc.	North Carolina	56-1574796
Sunshine Home Health Care, Inc.	Florida	59-3221497
The Kilroy Company, Inc.	North Carolina	56-1453738
Theta Home Health Care, Inc.	Florida	59-3279824
Tupelo Home Health, Inc.	Florida	59-2957024
Valley Medical Equipment, Inc.	Utah	87-0547456
Value Care, Inc.	Florida	59-3250410
VitalCare Health Services, Inc.	Florida	59-3143938
VitalCare of Pennsylvania, Inc.	Pennsylvania	23-2505962
VitalCare of Texas, Inc.	Texas	76-0245707
Whites Medical Rentals, Inc.	South Carolina	57-0770401
Wichita Medical Care, Inc.	Kansas	48-1156368
Zeta Home Health Care, Inc.	Florida	59-3250414

2600 Technology Drive, Suite 300 Orlando, Florida	32804
(Address of principal executive offices)	(Zip code)

10.75% Senior Secured Notes due 2015

and Guarantees of 10.75% Senior Secured Notes due 2015

(Title of the indenture securities)

1.	General information. Furnish the following information as to the trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Name	Address
Comptroller of the Currency United States Department of the Treasury	Washington, DC 20219
Federal Reserve Bank	San Francisco, CA 94105
Federal Deposit Insurance Corporation	Washington, DC 20429

(b)	Whether it is authorized to exercise corporate trust powers.

Yes.

2.	Affiliations with Obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None.

16.	List of Exhibits.

Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the “Act”) and 17 C.F.R. 229.10(d).

1.	A copy of the articles of association of The Bank of New York Mellon Trust Company, N.A., formerly known as The Bank of New York Trust Company, N.A. (Exhibit 1 to Form T-1 filed with Registration Statement No. 333-121948 and Exhibit 1 to Form T-1 filed with Registration Statement No. 333-152875).

2.	A copy of certificate of authority of the trustee to commence business. (Exhibit 2 to Form T-1 filed with Registration Statement No. 333-121948).

3.	A copy of the authorization of the trustee to exercise corporate trust powers (Exhibit 3 to Form T-1 filed with Registration Statement No. 333-152875).

4.	A copy of the existing by-laws of the trustee (Exhibit 4 to Form T-1 filed with Registration Statement No. 333-162713).

6.	The consent of the trustee required by Section 321(b) of the Act (Exhibit 6 to Form T-1 filed with Registration Statement No. 333-152875).

7.	A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

SIGNATURE

Pursuant to the requirements of the Act, the trustee, The Bank of New York Mellon Trust Company, N.A., a banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Jacksonville, and State of Florida, on the 8th day of November, 2010.

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

By:	/S/ CHRISTIE LEPPERT
Name:	CHRISTIE LEPPERT
Title:	VICE PRESIDENT

EXHIBIT 7

Consolidated Report of Condition of

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

of 700 South Flower Street, Suite 200, Los Angeles, CA 90017

At the close of business September 30, 2010, published in accordance with Federal regulatory authority instructions.

Dollar Amounts in Thousands
ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin	1,595
Interest-bearing balances	276
Securities:
Held-to-maturity securities	7
Available-for-sale securities	703,294
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold	76,500
Securities purchased under agreements to resell	0
Loans and lease financing receivables:
Loans and leases held for sale	0
Loans and leases, net of unearned income	0
LESS: Allowance for loan and lease losses	0
Loans and leases, net of unearned income and allowance	0
Trading assets	0
Premises and fixed assets (including capitalized leases)	9,503
Other real estate owned	0
Investments in unconsolidated subsidiaries and associated companies	0
Direct and indirect investments in real estate ventures	0
Intangible assets:
Goodwill	856,313
Other intangible assets	223,370
Other assets	156,663

Total assets	$2,027,521

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LIABILITIES
Deposits:
In domestic offices	500
Noninterest-bearing	500
Interest-bearing	0
Not applicable
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased	0
Securities sold under agreements to repurchase	0
Trading liabilities	0
Other borrowed money:
(includes mortgage indebtedness and obligations under capitalized leases)	268,691
Not applicable
Not applicable
Subordinated notes and debentures	0
Other liabilities	220,845
Total liabilities	490,036
Not applicable

EQUITY CAPITAL
Perpetual preferred stock and related surplus	0
Common stock	1,000
Surplus (exclude all surplus related to preferred stock)	1,121,520
Not available
Retained earnings	412,405
Accumulated other comprehensive income	2,560
Other equity capital components	0
Not available
Total bank equity capital	1,537,485
Noncontrolling (minority) interests in consolidated subsidiaries	0
Total equity capital	1,537,485

Total liabilities and equity capital	2,027,521

I, Karen Bayz, Managing Director of the above-named bank do hereby declare that the Reports of Condition and Income (including the supporting schedules) for this report date have been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and are true to the best of my knowledge and belief.

Karen Bayz             )                        Managing Director

We, the undersigned directors (trustees), attest to the correctness of the Report of Condition (including the supporting schedules) for this report date and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

Troy Kilpatrick, President	)
Frank P. Sulzberger, MD	) Directors (Trustees)
William D. Lindelof, MD	)

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